Exhibit 99.1

Press Release	For Immediate Release

Contact:
Investor Relations	Steve Schick (Media)
Redback Networks	Redback Networks
408-750-5130	408-750-5096
investor_relations@redback.com	schick@redback.com

Redback Networks Announces Fourth Quarter

and Fiscal Year 2003 Operating Results

SAN JOSE, Calif., January 21, 2004 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of broadband networking systems, today announced its fourth quarter and fiscal year end results for the period ended December 31, 2003. Net revenue for the fourth quarter of 2003 was $28.4 million, compared with $27.4 million for the third quarter of 2003 and $27.6 million for the fourth quarter of 2002. Net revenue for the fiscal year ending December 31, 2003 was $107.5 million, compared with $125.6 million for the fiscal year 2002.

“I am extremely pleased with the results this quarter, especially in light of the high potential for distractions as we worked through the final phase of our financial restructuring process,” said Kevin DeNuccio president and chief executive officer of Redback Networks. “We successfully completed the financial restructuring during the first week in January. As we look forward to 2004 our focus will be on execution of our business model, in what appears to an improving business climate.”

The financial results for the fourth quarter and fiscal year 2003 reflect the company undergoing the transition of a complete financial restructuring, a process successfully completed January 2, 2004. GAAP net loss for the fourth quarter of 2003 was $ 24.9 million or $0.14 per share compared to a GAAP net loss of $34.2 million or $0.20 per share in the fourth quarter of 2002. GAAP net loss for fiscal year 2003 was $118.8 million or $0.65 per share compared to a GAAP net loss of $186.9 million or $1.13 per share in fiscal year 2002. Non-GAAP net loss for the fourth quarter of 2003 was $24.2 million or $0.13 per share compared to a non-GAAP net loss of $26.8 million or $0.15 per share in the fourth quarter of 2002. Non-GAAP net loss for fiscal year 2003 was $95.1 million or $0.52 per share compared to a non-GAAP net loss of $117.0 million or $0.71 per share in fiscal year 2002. Non-GAAP results exclude impairment charges relating to fixed assets, amortization of intangible assets, restructuring charges, stock-based compensation, write-off of certain investments, certain impairment and inventory charges, the reversal of an accrual for cancellation of an engineering services contract, the sale of previously reserved inventory, partial recovery of previously written down investments, and bond redemption charges. See the attached table for a reconciliation of our non-GAAP results to GAAP results.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is 1-847-619-6534. A replay of the conference call will be available later in the day. Replay information will be available at 1-630-652-3041, access code: 8246778. Information on these calls can also be found on Redback’s Web site, http://www.redback.com, under Investor Center.

As announced January 5, 2004, Redback successfully completed its financial restructuring, eliminating approximately $467 million of its existing debt, resulting in a stronger financial model with an improved balance between revenue and expenses. In addition, Redback Networks received $30 million in equity funding from Technology Crossover Ventures (TCV), a premier provider of growth capital to technology companies. The financial restructuring and new equity funding strengthens the ability of Redback Networks to address the long-term needs of existing and potential customers and to participate fully in new market growth opportunities for strategic broadband infrastructure.

About Redback Networks Inc.

Redback Networks enables carriers and service providers to build profitable next-generation broadband networks. The company’s User Intelligent Networks™ product portfolio includes the industry-leading SMS™ family of subscriber management systems, and the SmartEdge® Router and Service Gateway platforms, as well as a comprehensive User-to-Network operating system software, and a set of network provisioning and management software.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. SMS and User Intelligent Networks are trademarks or service marks of Redback Networks Inc.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results . All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements. These risks and other risks relating to Redbacks’ business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission (SEC), specifically the most recent report on Form 10-K, Form 10-Q, Form 8-K, Redback’s Registration Statements on Form S-4 (File Nos. 333-107714 and 333-108170), and amendments thereto, and the other reports filed from time to time with the SEC.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

(Debtor-in-Possession)

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net revenue	$28,400	$27,583	$107,483	$125,629
Cost of revenue	13,734	17,908	54,255	121,298

Gross profit	14,666	9,675	53,228	4,331

Operating expenses:
Research and development	14,726	18,610	65,741	85,982
Selling, general and administrative	10,982	14,371	47,605	72,220
Restructuring charges	—	2,009	23,494	3,621
Amortization of intangible assets	—	17	166	1,103
Stock-based compensation	99	669	949	8,269

Total operating expenses	25,807	35,676	137,955	171,195

Loss from operations	(11,141)	(26,001)	(84,727)	(166,864)
Interest expense (Excludes contractual interest of $3.9 million not recorded during the reorganization)	(1,860)	(4,694)	(17,653)	(19,713)
Other income(expense)	(677)	(3,537)	1,104	(347)

Loss before reorganization items	(13,678)	(34,232)	(101,276)	(186,924)
Reorganization items	11,188	—	17,573	—

Net loss	$(24,866)	$(34,232)	$(118,849)	$(186,924)

Net loss per share - basic and diluted	$(0.14)	$(0.20)	$(0.65)	$(1.13)

Shares used in computing net loss per share	182,967	175,337	181,610	165,854

Redback Networks Inc.

(Debtor-in-Possession)

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2003			December 31, 2002
	Non-GAAP (a)	Reconciling Items	GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$28,400	$—	$28,400	$27,583	$—		$27,583
Cost of revenue	13,128	606 (c)	13,734	16,008	1,900	(c)	17,908

Gross profit (loss)	15,272	(606)	14,666	11,575	(1,900)		9,675

Operating expenses:
Research and development	14,726	—	14,726	18,610	—		18,610
Selling, general and administrative	10,982	—	10,982	14,923	(552	)(f)	14,371
Restructuring charges	—	—	—	—	2,009	(g)	2,009
Amortization of intangible assets	—	—	—	—	17	(c)	17
Stock-based compensation	—	99 (e)	99	—	669	(e)	669

Total operating expenses	25,708	99	25,807	33,533	2,143		35,676

Loss from operations	(10,436)	(705)	(11,141)	(21,958)	(4,043)		(26,001)
Interest expense (Excludes contractual interest of $3.9 million not recorded during the reorganization)	(1,860)	—	(1,860)	(4,694)	—		(4,694)
Other income (expense)	(677)	—	(677)	(138)	(2,882 (517	)(d) )(h)	(3,537)

Loss before reorganization items	(12,973)	—	(13,678)	(26,790)	(7,442)		(34,232)

Reorganization items	11,188	—	11,188	—	—		—

Net loss	$(24,161)	$(705)	$(24,866)	$(26,790)	$(7,442)		$(34,232)

Net loss per share - basic and diluted	$(0.13)		$(0.14)	$(0.15)			$(0.20)

Shares used in computing net loss per share	182,967		182,967	175,337			175,337

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, restructuring charges, stock-based compensation, write-off of certain investments, bond redemption costs, and asset writedowns, net of reversal of adverse commitments.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents bond redemption costs.
(e)	Amount represents stock-based compensation.
(f)	Amount represents asset writedowns, net of reversal adverse commitments of $1.3 million.
(g)	Amount represents restructuring charges
(h)	Amount represents the write-off of certain investments

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of out current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

(Debtor-in-Possession)

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Year Ended
	December 31, 2003				December 31, 2002
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$107,483	$—		$107,483	$125,629	$—		$125,629
Cost of revenue	54,848	3,762	(c)	54,255	76,051	10,872	(c)	121,298
		(355	)(h)			34,375	(h)
		(4,000	)(i)

Gross profit	52,635	593		53,228	49,578	(45,247)		4,331

Operating expenses:
Research and development	65,741	—		65,741	81,746	4,236	(g)	85,982
Selling, general and administrative	47,605	—		47,605	68,207	4,013	(g)	72,220
Restructuring charges	—	23,494	(d)	23,494	—	3,621	(d)	3,621
Amortization of intangible assets	—	166	(c)	166	—	1,103	(c)	1,103
Stock-based compensation	—	949	(e)	949	—	8,269	(e)	8,269

Total operating expenses	113,346	24,609		137,955	149,953	21,242		171,195

Loss from operations	(60,711)	(24,016)		(84,727)	(100,375)	(66,489)		(166,864)
Interest expense (Excludes contractual interest of $3.9 million not recorded during the reorganization)	(17,653)	—		(17,653)	(19,713)	—		(19,713)
Other income (expense)	879	225	(f,j)	1,104	3,052	(2,882	) (k)	(347)
						(517	) (f)

Loss before reorganization items	(77,485)	(23,791)		(101,276)	(117,036)	(69,888)		(186,924)
Reorganization items	17,573	—		17,573	—	—		—

Net loss	$(95,058)	$(23,791)		$(118,849)	$(117,036)	$(69,888)		$(186,924)

Net loss per share - basic and diluted	$(0.52)			$(0.65)	$(0.71)			$(1.13)

Shares used in computing net loss per share	181,610			181,610	165,854			165,854

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, restructuring charges, stock-based compensation, realized gain and write-off of certain investments, certain impairment and inventory charges, reversal of accruals for an engineering services contract, accretion of interest, and bond redemption costs.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents restructuring charges.
(e)	Amount represents stock-based compensation.
(f)	Amount represents realized gain and write-down of certain investments, and partial recovery on certain investments that had been previously written down.
(g)	Amount represents asset write-downs (principally Optical Transport), net of reversal of adverse commitments of $1.3 million.
(h)	Amount represents provision for certain excess and obsolete inventory and the sale of inventory that had been fully reserved in a prior period.
(i)	Amount represents the reversal of an accrual for an engineering services contract that was cancelled.
(j)	Amount represents the accretion of interest in conjunction with restructuring accruals.
(k)	Amount represents bond redemption costs.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of out current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

(Debtor-in-Possession)(1)

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2003	December 31, 2002
Assets
Assets:
Cash, cash equivalents, and short term investments	$20,519	$89,501
Restricted cash	955	28,278

Cash, cash equivalents and investments	21,474	117,779
Accounts receivable, net	12,529	7,746
Inventories	6,376	10,143
Property and equipment, net	28,149	61,475
Goodwill and other intangibles, net	432,205	436,100
Other assets	8,859	27,501

Total assets	$509,592	$660,744

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable and accrued liabilities	$41,860	$81,204
Deferred revenue	7,167	8,184
Other liabilities	335	56,024
Convertible notes and other borrowings	—	501,869

Total liabilities not subject to compromise	49,362	647,281
Liabilities subject to compromise(2,3)	564,336	—

Total liabilities	613,698	647,281

Stockholders’ equity (deficit)	(104,106)	13,463

Total liabilities and stockholders’ equity (deficit)	$509,592	$660,744

(1)	Balance sheet as of December 31, 2003 is shown as a “Debtor-in-Possession.” This balance sheet will be recast to reflect the completion of the prepackaged plan of reorganization and our adoption of “fresh-start” accounting as of January 2, 2004.
(2)	Liabilities subject to compromise will be adjusted to reflect the completion of the prepackaged plan of reorganization and our adoption of “fresh-start” accounting as of January 2, 2004.
(3)	Liabilities subject to compromise is net of restricted cash totaling $1.4 million as of December 31, 2003 relating to lease deposits.